UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 25, 2023

Sunlight Financial Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39739	85-2599566
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 North Tryon Street, Suite 1000, Charlotte, NC 28246
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code:
(888) 315-0822

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	SUNL	New York Stock Exchange
Warrants, each whole warrant is exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	SUNL.WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported, on April 2, 2023 Sunlight Financial LLC (“Sunlight”), a wholly owned subsidiary of Sunlight Financial Holdings Inc. (the “Company”), the Company and Cross River Bank (“CRB”), entered into a Commitment and Transaction Support Agreement (the “Commitment & Transaction Support Agreement”) pursuant to which the parties agreed to undertake the transactions contemplated under the Commitment & Transaction Support Agreement pursuant to definitive documents that remained subject to negotiation and completion (“Definitive Documents”). On April 25, 2023 (the “Closing Date”), the parties and certain of their affiliates agreed to and executed the Definitive Documents and closed the transactions contemplated by the Commitment & Transaction Support Agreement as described below.

Loan Program Agreements with Cross River Bank

Sunlight previously entered into the following agreements with CRB:

•	a First Amended and Restated Loan Program Agreement, dated as of February 12, 2018 (as amended, the “Existing Solar Loan Program Agreement”);
•	an Amended and Restated Loan Sale Agreement dated as of February 12, 2018 (as amended, the “Existing Solar Loan Sale Agreement”);
•	a Home Improvement Loan Program Agreement dated as of January 29, 2019 (as amended, the “Existing HI Loan Program Agreement”); and
•	a Loan Sale Agreement dated as of November 19, 2020 (as amended, the “Existing HI Loan Sale Agreement” and together with the Existing Solar Loan Program Agreement, Existing Solar Loan Sale Agreement and Existing HI Loan Program Agreement, the “CRB Agreements”).

On the Closing Date, Sunlight and CRB entered in the following agreements:

•	a Second Amended and Restated Loan Program Agreement amending and restating the Existing Solar Loan Program Agreement (the “Amended Solar Loan Program Agreement”);
•	a Second Amended and Restated Loan Sale Agreement amending and restating the Existing Solar Loan Sale Agreement (the “Amended Solar Loan Sale Agreement”);
•	an Amended and Restated Home Improvement Loan Program Agreement amending and restating the Existing HI Loan Program Agreement (the “Amended HI Loan Program Agreement”); and
•	an Amended and Restated Home Improvement Loan Sale Agreement amending and restating the Existing HI Loan Sale Agreement (the “Amended HI Loan Sale Agreement,” together with the Amended Solar Loan Program Agreement, the Amended Solar Loan Sale Agreement, and the Amended HI Loan Program Agreement, the “Amended CRB Agreements”).

The Amended CRB Agreements provide, among other things:

•	a requirement that Sunlight establish a pricing and capital markets committee responsible for setting dealer discounts, interest rates, capital markets activity, policies relating to hedging, and other terms related to Sunlight’s loan products and executing any sales of loans held by CRB pursuant to the Amended CRB Agreements, and to provide CRB with observer rights and a right to attend all meetings held by the committee, subject to exclusions where CRB is the loan purchaser;
•	modifications to the procedures for submitting credit approvals;
•	a modification to the cap on the total loans held by CRB at any time as provided below, measured on the last day of the calendar month, with a grace period election for loan sales executed during the seven (7) business days following the last day of a calendar month. Sunlight will be entitled to six (6) grace period elections in any twelve-month period:

Period	Bank Cap
Months ending April 30, 2023 and May 31, 2023	Waived
Months ending June 30, 2023 and July 31, 2023	$550,000,000
Months ending August 31, 2023, September 30, 2023 and October 31, 2023	$500,000,000
Month ending November 30, 2023 and each month thereafter	$400,000,000 (plus the Additional Capacity, if any). Additional Capacity is the lesser of (i) the Cash Collateral Amount divided by 5% and (ii) $100,000,000.

•	modifications to the “Loan Purchase Trigger Date” (as defined in the Amended Solar Loan Sale Agreement) related to each loan held on CRB’s balance sheet;
•	a revised tiered fee structure and provision for certain fees accrued through June 30, 2023 to be payable in additional Tranche 1 Loans (as defined below);
•	Sunlight will use best efforts to amend the Master Services Agreement, dated January 13, 2020, between CRB, Sunlight, and Turnstile Capital Management, LLC (the “Servicer”) on or before July 1, 2023 to cause the Servicer to remit various cash payments associated with loans into an account held by CRB;
•	effective on the Closing Date and continuing until full repayment to CRB of all outstanding obligations, Sunlight will provide CRB with a pari passu first lien security interest in all assets of the Company as defined in the Secured Term Loan; and
•	waiver by CRB of any defaults known by CRB to be existing under the CRB Agreements.

Secured Term Loan with CRB

On the Closing Date, Sunlight, as borrower, entered into a Loan and Security Agreement with CRB, and with SL Financial Holdings Inc., (“SL Financial”) as guarantor (the “Secured Term Loan”). The Secured Term Loan consists of loan commitments for two tranches of loans providing for Tranche 1 Loans and Tranche 2 Loans (each as defined below). The Secured Term Loan, and all other obligations of Sunlight to CRB are secured by a first lien perfected security interest in all Sunlight’s and SL Financial’s assets. The Secured Term Loan matures on October 25, 2025 (the “Maturity Date”).

The Secured Term Loan provides loan commitments under two sub- facilities. The $38.8 million Tranche 1 facility (the “Tranche 1 Loans”) will be used to repay all outstanding borrowings under the SVB Revolver, pay fees and accrued interest due under the Loan Program Agreements and for general corporate purposes. The $49.8 million Tranche 2 facility (the “Tranche 2 Loans” and, collectively with the “Tranche 1 Loans” the “Facility Loans”) will be used for deferred loan sale proceeds and to pay fees and capitalized interest.

No scheduled principal payments are due until the first anniversary of the Closing Date. Commencing with the first full month after the first anniversary of the Closing Date, Sunlight is required to make equal monthly principal payments in an amount equal to 4% of the aggregate amount of the Facility Loans funded or deemed funded through the first anniversary of the Closing Date. On the Maturity Date, all remaining unpaid amounts of principal and interest must be repaid in full.

An upfront fee equal to $2,658,000, payable upon the closing date of the Secured Term Loan will be paid in kind and added to the outstanding amount the Facility Loans. An unused fee equal to 14% per annum of the difference between (a) the Maximum Covered Loan Sale Amount (as defined in the Secured Term Loan) minus any commitment reductions with respect to Tranche 2 Term Loans since the Closing Date and (b) the aggregate principal amount of Tranche 2 Term Loans then outstanding will be payable monthly in kind and added to the outstanding amount of Tranche 2 Loans.

The aggregate principal outstanding amount of loans under the Secured Term Loan (including capitalized or accrued and unpaid interest and any fees, the upfront fee and the unused fee) shall not exceed $100 million.

The Secured Term Loan is subject to mandatory prepayment under certain conditions, which prepayments may be allocated to Tranche 1 or Tranche 2 loans at the option of the Company and Sunlight. Additionally, the Company and Sunlight will be required to prepay the Secured Term Loan in full upon a liquidation, winding up, change of control, merger, sale of all or substantially all of the assets of the Sunlight, or a transaction that results in the Company becoming privately held. Sunlight may, at its option, prepay the Secured Term Loan and/or permanently reduce and terminate unused loan commitments, in each case, in part or full at any time prior to the maturity date with no penalties; which prepayments and/or commitment reductions may be allocated to Tranche 1 Loans and/or Tranche 2 loans at the option of Sunlight.

The Secured Term Loan contains customary restrictive covenants for facilities of its type, which include, among other things, limitations on use of proceeds, dispositions, changes in business, management or business locations, change of control, mergers or acquisitions, indebtedness, liens, restricted payments, dividends or any other payments to equity, investments, transactions with affiliates, and capital expenditures, subject to certain customary baskets and exceptions. The Secured Term Loan also includes a financial covenant requiring minimum liquidity (unrestricted and unencumbered cash and cash equivalents held by Sunlight) in deposit accounts or securities accounts in an amount equal to or greater than $20 million, measured as of the end of each calendar month and requires that Sunlight maintain unrestricted cash in an aggregate amount of not less than (a) during the two-week period after the Closing Date, $20 million, and (b) thereafter, the greater of (x) $20 million and (y) 75% of Sunlight’s cash, in accounts with CRB or its affiliates.

The Secured Term Loan also contains customary events of default that would permit the lenders to accelerate the loans, including, among other things, the failure to make timely payments when due under the Secured Term Loan or other material indebtedness as described in the Secured Term Loan, the failure to satisfy covenants contained in the Secured Term Loan, specified events of bankruptcy and insolvency, a material event of default under the Amended Loan Program Documents or any other agreement with CRB.

Warrants

On the Closing Date the Company entered into a Warrant Purchase Agreement (the “Purchase Agreement”) with CRB Group, Inc. (“Purchaser”), pursuant to which the Company issued to Purchaser a stock purchase warrant (the “Warrant”) exercisable for up to 25,944,541 shares (“Warrant Shares”) subject to certain adjustments, of Class A common stock, par value $0.0001 per share, of the Company (the “Common Stock”) at a per share price of $0.01, subject to certain adjustments and vesting as described below.

On the Closing Date, the Warrant vested and became exercisable with respect to 12,907,080 Warrant Shares. The remaining portion of the Warrant with respect to 13,037,461 Warrant Shares, subject to certain adjustments, will vest and become exercisable on April 27, 2024; provided, however, that if the Secured Term Loan is paid in full prior to such date or a Change of Control (as defined in the Secured Term Loan) occurs prior to such date (the date of either such event, the “Acceleration Date”), such number of Warrant Shares equal to the product of the following equation shall immediately vest and become exercisable and the remainder of the unvested Warrant Shares shall be forfeited and not be exercisable: (i) (A) the number of days that elapsed between the Closing Date and the Acceleration Date (inclusive of the Acceleration Date) divided by (B) 366, multiplied by (ii) 13,037,461.

Pursuant to the Purchase Agreement, the Company and Purchaser have agreed to negotiate in good faith to enter into a registration rights agreement within 45 days after the Closing Date.

The foregoing descriptions in this Item 1.01 are qualified in their entirety by reference to the full text of the actual agreements filed as exhibits with this Current Report on Form 8-K, which agreements are incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

On April 26, 2023, in connection with the Company’s entry into the Secured Term Loan described in Item 1.01 hereof, the Company repaid $3,609,539 outstanding under the Loan and Security Agreement, dated as of April 26, 2021 with a revolving credit lender, Silicon Valley Bank (the “SVB Revolver”) and terminated the SVB Revolver and all agreements related thereto. The SVB Revolver had a maximum borrowing limit of $30 million, was secured by the net assets of Sunlight, had an interest at a per annum rate equal to the sum of (i) a floating rate index and (ii) a fixed margin, included financial covenants that required Sunlight to maintain minimum liquidity, EBITDA and available takeout commitment levels on a quarterly basis. The SVB Revolver would have expired on April 26, 2023.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under and Off-Balance Sheet Arrangement.

The information contained in Item 1.01 of this current report on Form 8-K is incorporated by this reference in this Item 2.03.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS AND RISK FACTORS SUMMARY

This report contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which statements involve substantial risks and uncertainties. Such forward-looking statements relate to, among other things, the operating performance of our investments, the stability of our earnings, our financing needs, and the size and attractiveness of market opportunities. Forward-looking statements are generally identifiable by the use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “expect,” “endeavor,” “seek,” “anticipate,” “outlook,” “intend,” “estimate,” “overestimate,” “underestimate,” “believe,” “could,” “project,” “predict,” “continue” or other similar words or expressions. Forward-looking statements are based on certain assumptions; discuss future expectations; describe future plans and strategies; contain projections of results of operations, cash flows, or financial condition; or state other forward-looking information. Our ability to predict results or the actual outcome of future plans or strategies is inherently limited. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward-looking statements. These forward-looking statements involve risks, uncertainties, and other factors that may cause our actual results in future periods to differ materially from forecasted results.

Our ability to implement our business strategy is subject to numerous risks described below as well as the risks fully described under Item 1A. “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2022:

•	As of December 31, 2022 we were out of compliance with certain financial covenants in our existing credit facility and CRB Agreements. While we have consummated the Transactions under the Commitment & Transaction Support Agreement with CRB to address our compliance issues under the CRB Agreements and replace the existing credit facility, the Amended CRB Agreements and our new credit facility with CRB, impose operating and financial restrictions on us. Our ability to manage our business in accordance with the terms of these new agreements is a key factor in achieving profitability.
•	We have incurred a net loss and negative cash flows from operating activities in 2022. While we have consummated the Transactions contemplated by the Commitment & Transaction Support Agreement, these trends have continued into 2023 and will continue in the near term until we are able to fully benefit from the consummation of the Transactions.
•	While we consummated the Transactions under the Commitment & Transaction Support Agreement with CRB, we must continue to work through the Backbook Loans and rapidly rising interest rate environment to stabilize our business and return to profitability. In our continuing efforts to do so, we may consider seeking strategic alternatives in order to sustain our business, and we cannot predict the impact that such strategic alternative might have on Sunlight’s operations or the prices of Sunlight’s securities.
•	Our limited liquidity is materially and adversely affecting our business operations. While we have consummated the Transactions contemplated by the Commitment & Transaction Support Agreement we will continue to implement cost saving measures and our Board is continuing to review additional actions to maximize value for shareholders.
•	While the Amended CRB Agreements and Secured Term Loan with CRB address our short term liquidity concerns, we must carefully manage our liquidity to comply with the new agreements and achieve long-term stability.
•	Non-compliance on the part of third parties with whom we conduct business disrupts our business and adversely affects our financial conditions and operating results.

•	We do not currently have an interest rate risk hedging program or seek to hedge interest rate risks associated with our Amended CRB Agreements, and therefore are not protected against significant increases in interest rates.
•	Worsening economic conditions from rising interest rates, a rising rate of inflation, or other potential causes of economic distress could raise Sunlight’s cost of capital and/or reduce or eliminate the willingness of Sunlight’s direct or indirect capital providers to continue funding loan volume at historical levels, thereby materially and adversely impacting Sunlight’s business, cash flows, financial condition and results of operations.
•	The ongoing COVID-19 pandemic and other health epidemics and outbreaks, including the rise of variants of COVID-19, could adversely affect Sunlight’s business, results of operations and financial condition.
•	While Sunlight has obtained amended terms under the Amended CRB Agreements, if Sunlight is unable to facilitate the sale of loans held on CRB’s balance sheet to comply with the total loan cap and CRB is unwilling to further expand its loan capacity, Sunlight may be required to purchase all or a portion of these loans and/or may be unable to fund future Indirect Channel Loans.
•	To the extent that Sunlight seeks to grow or strengthen its business and competitive position through future acquisitions, or other strategic investments, transactions or alliances, Sunlight may not be able to do so effectively.
•	A material reduction in the retail price of electricity charged by electric utilities, other retail electricity providers or other energy sources as compared to potential savings for purchasing and using a solar system or an increase in pricing for purchasing and using a solar system above the cost of other energy sources could result in a lower demand for solar systems, which could have an adverse impact on Sunlight’s business, results of operations and financial condition.
•	The reduction, modification or elimination of government incentives could cause our revenue to decline and harm our financial results.
•	Existing regulations and policies and changes to these regulations and policies may present technical, regulatory, and economic barriers to the purchase and use of solar power products, which may significantly reduce demand for our loan products and services.
•	The industries that Sunlight operates in are highly competitive and are likely to become more competitive. Additionally, if new entrants join these markets who have ready access to cheaper capital, competing successfully would become more difficult for Sunlight. Sunlight’s inability to compete successfully or maintain or improve Sunlight’s market share and margins could adversely affect its business.
•	Disruptions in the operation of Sunlight’s computer systems and those of its critical third-party service providers and capital providers could have an adverse effect on Sunlight’s business.
•	Sunlight’s growth is dependent on its contractor network and in turn the quality of the products and services they provide to their customers, and Sunlight’s failure to retain or replace existing contractors, to grow its contractor network or the number of Sunlight loans offered through its existing network, or increases in loan delinquencies due to any deficiencies in Sunlight’s contractor underwriting practices, could adversely impact Sunlight’s business.
•	The current electrician shortage adversely impacts our business, financial condition, and results of operations.
•	Sunlight’s capital advance program exposes it to potential losses in the event that a contractor fails to fully perform under its agreements with Sunlight or becomes insolvent prior to completion of the underlying installation or construction, which losses could have an adverse impact on Sunlight’s business, results of operations and financial condition.
•	If contractors fail to fulfill their obligations to consumers or fail to comply with applicable law, Sunlight may incur remediation costs.
•	Sunlight’s revenue is impacted, to a significant extent, by the general economy, including supply chain disruptions, and the financial performance of its capital providers and contractors.
•	Our results of operations could be adversely affected by economic and political conditions globally and the effects of these conditions on our clients’ businesses and levels of business activity.
•	Sunlight has never paid cash dividends on its capital stock, and does not anticipate paying dividends in the foreseeable future.

•	Sunlight cannot guarantee that it will repurchase its common stock pursuant to Sunlight’s share repurchase program or that Sunlight’s share repurchase program will enhance long-term shareholder value. Share repurchases could also increase the volatility of the price of Sunlight’s common stock and could diminish Sunlight’s cash reserves.
•	If assumptions or estimates Sunlight uses in preparing its financial statements are incorrect or are required to change, Sunlight’s reported results of operations, liquidity and financial condition may be adversely affected.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Second Amended and Restated Loan Program Agreement, dated April 25, 2023, by and between Cross River Bank and Sunlight Financial LLC
10.2	Second Amended and Restated Loan Sale Agreement, dated April 25, 2023, by and between Cross River Bank and Sunlight Financial LLC
10.3	Amended and Restated Home Improvement Loan Program Agreement, dated April 25, 2023, by and between Cross River Bank and Sunlight Financial LLC
10.4	Amended and Restated Home Improvement Loan Sale Agreement, dated April 25, 2023, by and between Cross River Bank and Sunlight Financial LLC
10.5	Loan and Security Agreement, dated April 25, 2023, by and between Cross River Bank, Sunlight Financial LLC, as borrower, and SL Financial Holdings Inc., as guarantor
10.6	Warrant Purchase Agreement, dated April 25, 2023, by and between Sunlight Financial Holdings Inc. and CRB Group, Inc.
10.7	Warrant issued by Sunlight Financial Holdings Inc. on April 25, 2023 and accepted and agreed to by CRB Group, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNLIGHT FINANCIAL HOLDINGS INC.

By:	/s/ Matthew Potere
Matthew Potere
Chief Executive Officer (Principal Executive Officer)

Dated: May 1, 2023